Exhibit 99.1

DFIN Reports Third Quarter 2021 Results

CHICAGO – November 3, 2021 – Donnelley Financial Solutions, Inc. (NYSE: DFIN), (the “Company” or "DFIN") today reported financial results for the third quarter of 2021.

	Third-quarter 2021	Third-quarter 2020	$ Change	% Change
Net Sales	$247.7 million	$209.5 million	$38.2 million	18.2%
Net Earnings	$42.2 million	$7.1 million	$35.1 million	nm
Adjusted EBITDA (a)	$82.5 million	$47.6 million	$34.9 million	73.3%
Operating Cash Flow	$110.9 million	$76.4 million	$34.5 million	45.2%
Free Cash Flow (a) (b)	$100.4 million	$67.6 million	$32.8 million	48.5%

(a) Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

(b) Defined as operating cash flow less capital expenditures.

nm - Not meaningful

Highlights for the third quarter of 2021:

•
Net sales of $247.7 million, up $38.2 million, or 18.2%, from the third quarter of 2020, primarily driven by continued strength in capital markets and growth in software solutions net sales, partially offset by lower print and distribution volume as a result of the impact of regulatory changes; excluding print and distribution, net sales grew 35.9% from the third quarter of 2020.
•
Record quarterly software solutions net sales of $69.3 million, up $18.2 million, or 35.6%, from the third quarter of 2020; software solutions net sales accounted for 28.0% of total net sales, up from 24.4% in the third quarter of 2020; net sales from software solutions exceeded print and distribution sales for the first time in the Company’s history.
•
Net earnings of $42.2 million, up $35.1 million from the third quarter of 2020, primarily driven by higher sales volumes, a favorable sales mix, a decrease in charges related to LSC multiemployer pension plan obligation, and cost control initiatives, partially offset by higher selling expense and incentive compensation expense.
•
Record quarterly Adjusted EBITDA of $82.5 million, up $34.9 million, or 73.3%, from the third quarter of 2020, primarily driven by higher sales volumes, a favorable sales mix and cost control initiatives, partially offset by higher selling expense and incentive compensation expense.
•
Adjusted EBITDA margin of 33.3%, up 1,060 basis points from the third quarter of 2020; the ninth consecutive quarter of year-over-year Adjusted EBITDA margin expansion.
•
Record quarterly operating cash flow of $110.9 million, an increase of $34.5 million, or 45.2%, from the third quarter of 2020; record quarterly Free Cash Flow of $100.4 million, an increase of $32.8 million, or 48.5%, from the third quarter of 2020.
•
Non-GAAP gross leverage of 0.9x and non-GAAP net leverage of 0.4x as of September 30, 2021; down 0.9x and 1.1x, respectively, from September 30, 2020.
•
During the third quarter, the Company repurchased 238,072 shares in open market transactions for $8.2 million at an average price of $34.37 per share. As of September 30, 2021, the remaining share repurchase authorization was $31.4 million.
•
On October 15, 2021, the Company redeemed the remaining outstanding 8.25% Senior Notes balance of $233.0 million at the redemption price of 102.063, plus accrued and unpaid interest of $9.6 million, using $200.0 million of proceeds from the Company's delayed-draw term loan A facility and cash on hand. At current interest rates, the expected annualized interest savings are approximately $14 million.

“We are very pleased with our third-quarter results, highlighted by record performance in a number of areas. The third quarter represented a significant tipping point in our strategic evolution; for the first time in the Company’s history, both within the quarter and on a trailing-four-quarter basis, net sales from software solutions exceeded net sales of print and distribution, as we continue to execute against our ‘44 in 24’ strategy. This shift to a more profitable sales mix, which we expect to continue going forward, is a cornerstone of our transformation, and contributed significantly to our record high quarterly Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “We remain encouraged by the continued strong demand for our compliance software, featuring our ActiveDisclosure and Arc Suite products, as well as for our transactional software, Venue. Robust M&A activity within the capital markets contributed to record-high quarterly Venue sales, while growth of ActiveDisclosure sales accelerated in the third quarter, driven by client transitions to the new ActiveDisclosure platform and new client wins. Similarly, we achieved nearly 25% sales growth in our Arc Suite offering, primarily driven by client adoptions of our Total Compliance Management solution, which we rolled out earlier this year. Our continued focus on growing our software solutions, across multiple transactional and compliance use cases, is driving a higher adoption of our software products.”

“We experienced continued momentum in the transactional market heading into the third quarter, with the level of activity accelerating as the quarter progressed, especially in the IPO market. In addition, we benefited from strong de-SPAC activity, as the pipeline of clients we gained from SPAC transactions actively sought out acquisitions in the third quarter. Our strong market position enabled us to capture a significant portion of this activity, resulting in a 49% year-over-year increase in our transactional sales,” Leib concluded.

Net Sales

Net sales in the third quarter of 2021 were $247.7 million, an increase of $38.2 million, or 18.2%, from the third quarter of 2020. Net sales increased primarily due to higher capital markets transactional and compliance volume and growth in software solutions, partially offset by lower print and distribution volume as a result of the impact of SEC Rules 30e-3 and 498A eliminating print requirements.

Net Earnings

For the third quarter of 2021, net earnings were $42.2 million, or $1.22 per diluted share, as compared to $7.1 million, or $0.21 per diluted share, in the third quarter of 2020. Net earnings in the third quarter of 2021 included after-tax charges of $4.9 million, or $0.14 per diluted share, primarily due to share-based compensation expense and restructuring, impairment and other charges, net. Net earnings in the third quarter of 2020 included after-tax charges of $14.4 million, or $0.42 per diluted share, primarily due to restructuring, impairment and other charges, net, estimated multiemployer pension plan obligations arising from the bankruptcy of LSC Communications, Inc. and share-based compensation expense.

Adjusted EBITDA and Non-GAAP Net Earnings

For the third quarter of 2021, Adjusted EBITDA was $82.5 million, an increase of $34.9 million as compared to the third quarter of 2020. For the third quarter of 2021, Adjusted EBITDA margin was 33.3%, an improvement of approximately 1,060 basis points as compared to the third quarter of 2020, primarily driven by a favorable sales mix and cost control initiatives, partially offset by higher incentive compensation expense.

For the third quarter of 2021, non-GAAP net earnings were $47.1 million, or $1.36 per diluted share, up from $21.5 million, or $0.63 per diluted share, in the third quarter of 2020.

Reconciliations of net earnings to Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP net earnings are presented in the attached tables.

Regulatory Impacts

The Company previously disclosed in a Current Report on Form 8-K on July 22, 2020, that the implementation of SEC Rule 30e-3 (elimination or reduction of print annual and semi-annual reports), Rule 498A (elimination or reduction of print summary prospectus) and the Company’s exiting of certain printing and distribution relationships were expected to reduce the Company’s print-related 2021 net sales by approximately $130 million to $140 million, with the associated reduction in net earnings and Adjusted EBITDA of approximately $4 million to $7 million and approximately $5 million to $10 million, respectively, in 2021.

The Company now expects 2021 reductions to net sales, net earnings and Adjusted EBITDA to be approximately $110 million, $4 million and $5 million, respectively. The Company expects the remaining impact to occur in 2022, with an expected reduction in net sales, net earnings and Adjusted EBTIDA of approximately $30 million, $2 million and $3 million, respectively. In aggregate, the expected impacts to net sales, net earnings and Adjusted EBITDA are in line with previous guidance.

Company Results and Conference Call

DFIN's earnings press release for the third quarter of 2021, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on November 3, 2021, is available on the Company's investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company's investor relations website.

DFIN will hold a conference call and webcast on November 3, 2021 at 9:00 a.m. Eastern time to discuss financial results for the third quarter of 2021, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP selling, general, and administrative expenses (“SG&A”), non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s COVID-19 related recoveries and expenses, LSC multiemployer pension plans obligation, pension settlement charges, non-income tax charges (income), net, accelerated rent expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in DFIN's Form 10-K for the fiscal year ended December 31, 2020, those discussed under “Cautionary Statement” in DFIN’s quarterly Form 10-Q filings, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$122.9	$73.6
Receivables, less allowances for expected losses of $13.0 in 2021 (2020 - $10.5)	244.4	173.5
Inventories	5.1	4.9
Prepaid expenses and other current assets	19.9	9.7
Assets held for sale	2.6	5.5
Total current assets	394.9	267.2
Property, plant and equipment, net	17.9	12.0
Operating lease right-of-use assets	45.5	52.5
Software, net	55.0	51.2
Goodwill	409.9	409.9
Other intangible assets, net	9.1	9.8
Deferred income taxes, net	26.8	34.0
Other noncurrent assets	35.4	29.0
Total assets	$994.5	$865.6

Liabilities
Accounts payable	$49.0	$54.2
Short-term debt	40.5	—
Operating lease liabilities	18.8	19.7
Accrued liabilities	210.3	164.6
Total current liabilities	318.6	238.5
Long-term debt	190.5	230.5
Deferred compensation liabilities	20.0	20.8
Pension and other postretirement benefits plan liabilities	44.0	51.0
Noncurrent operating lease liabilities	41.7	51.0
Other noncurrent liabilities	20.8	26.0
Total liabilities	635.6	617.8

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 35.9 shares and 33.4 shares in 2021 (2020 - 34.9 shares and 33.3 shares)	0.4	0.3
Treasury stock, at cost: 2.5 shares in 2021 (2020 - 1.6 shares)	(43.4)	(16.0)
Additional paid-in capital	255.1	238.8
Retained earnings	225.8	105.5
Accumulated other comprehensive loss	(79.0)	(80.8)
Total equity	358.9	247.8
Total liabilities and equity	$994.5	$865.6

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales
Tech-enabled services	$142.1	$104.5	$394.6	$301.8
Software solutions	69.3	51.1	196.2	146.0
Print and distribution	36.3	53.9	169.7	236.4
Total net sales	247.7	209.5	760.5	684.2
Cost of sales (a)
Tech-enabled services	39.6	42.6	123.3	132.9
Software solutions	26.9	23.3	76.5	71.8
Print and distribution	26.6	46.6	121.1	181.6
Total cost of sales	93.1	112.5	320.9	386.3
Selling, general and administrative expenses (a)	77.0	62.2	225.6	192.0
Depreciation and amortization	10.0	12.6	29.9	39.7
Restructuring, impairment and other charges, net	3.3	7.0	6.9	35.2
Other operating income, net	(0.7)	—	(0.7)	—
Income from operations	65.0	15.2	177.9	31.0
Interest expense, net	5.9	5.9	17.1	16.8
Investment and other income, net	(1.7)	(0.4)	(4.0)	(1.3)
Earnings before income taxes	60.8	9.7	164.8	15.5
Income tax expense	18.6	2.6	44.5	5.6
Net earnings	$42.2	$7.1	$120.3	$9.9

Net earnings per share:
Basic	$1.25	$0.21	$3.57	$0.29
Diluted	$1.22	$0.21	$3.48	$0.29
Weighted average number of common shares outstanding:
Basic	33.7	34.0	33.7	34.0
Diluted	34.7	34.2	34.6	34.0

Additional information:
Gross margin (a)	62.4%	46.3%	57.8%	43.5%
SG&A as a % of total net sales (a)	31.1%	29.7%	29.7%	28.1%
Operating margin	26.2%	7.3%	23.4%	4.5%
Effective tax rate	30.6%	26.8%	27.0%	36.1%

__________

(a)
Exclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Nine Months Ended September 30, 2021

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2021
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$154.6	$77.0	$65.0	26.2%	$42.2	$1.22
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	3.3	1.3%	2.4	0.07
Share-based compensation expense	—	(5.2)	5.2	2.1%	3.6	0.10
LSC multiemployer pension plans obligation	—	(0.2)	0.2	0.1%	0.1	—
Non-income tax, net	—	0.5	(0.5)	(0.2%)	(0.3)	(0.01)
Gain on sale of long-lived assets, net	—	—	(0.7)	(0.3%)	(0.5)	(0.01)
Gain on equity investment	—	—	—	—	(0.4)	(0.01)
Total Non-GAAP adjustments (a)	—	(4.9)	7.5	3.0%	4.9	0.14
Non-GAAP measures (a)	$154.6	$72.1	$72.5	29.3%	$47.1	$1.36

	For the Nine Months Ended September 30, 2021
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$439.6	$225.6	$177.9	23.4%	$120.3	$3.48
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	6.9	0.9%	5.0	0.14
Share-based compensation expense	—	(14.2)	14.2	1.9%	6.2	0.18
LSC multiemployer pension plans obligation	—	(7.7)	7.7	1.0%	5.6	0.16
Non-income tax, net	—	1.4	(1.4)	(0.2%)	(1.0)	(0.03)
COVID-19 related recoveries, net	(1.0)	—	(1.0)	(0.1%)	(0.7)	(0.02)
Gain on sale of long-lived assets, net	—	—	(0.7)	(0.1%)	(0.5)	(0.01)
Gain on equity investments, net	—	—	—	—	(0.3)	(0.01)
Total Non-GAAP adjustments (a)	(1.0)	(20.5)	25.7	3.4%	14.3	0.41
Non-GAAP measures (a)	$438.6	$205.1	$203.6	26.8%	$134.6	$3.89

__________

(a)
Totals may not foot due to rounding.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Nine Months Ended September 30, 2020

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2020
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$97.0	$62.2	$15.2	7.3%	$7.1	$0.21
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	7.0	3.3%	5.2	0.15
Share-based compensation expense	—	(4.4)	4.4	2.1%	3.2	0.09
LSC multiemployer pension plan obligation	—	(5.8)	5.8	2.8%	4.2	0.12
Non-income tax, net		(2.7)	2.7	1.3%	2.0	0.06
COVID-19 related recoveries, net	(0.8)	0.2	(1.0)	(0.5%)	(0.8)	(0.02)
Accelerated rent expense	1.1	(0.2)	1.3	0.6%	1.0	0.03
eBrevia contingent consideration	—	0.4	(0.4)	(0.2%)	(0.4)	(0.01)
Total Non-GAAP adjustments (a)	0.3	(12.5)	19.8	9.4%	14.4	0.42
Non-GAAP measures (a)	$97.3	$49.7	$35.0	16.7%	$21.5	$0.63

	For the Nine Months Ended September 30, 2020
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$297.9	$192.0	$31.0	4.5%	$9.9	$0.29
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	35.2	5.1%	25.7	0.75
Share-based compensation expense	—	(9.8)	9.8	1.4%	8.0	0.24
LSC multiemployer pension plan obligation	—	(18.1)	18.1	2.6%	13.2	0.39
Non-income tax, net	—	(2.7)	2.7	0.4%	2.0	0.06
COVID-19 related expenses, net	1.2	0.3	0.9	0.1%	0.6	0.02
Accelerated rent expense	1.6	(0.3)	1.9	0.3%	1.4	0.04
Gain on debt extinguishment (b)	—	—	—	—	(1.7)	(0.05)
eBrevia contingent consideration	—	0.8	(0.8)	(0.1%)	(0.8)	(0.02)
Total Non-GAAP adjustments (a)	2.8	(29.8)	67.8	9.8%	48.4	1.42
Non-GAAP measures (a)	$300.7	$162.2	$98.8	14.3%	$58.3	$1.71

__________

(a)
Totals may not foot due to rounding.
(b)
Gain on debt extinguishment is recorded within interest expense, net in the Company’s Unaudited Condensed Consolidated Statements of Operations.

The Company believes that certain non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Three Months Ended September 30, 2021 and 2020

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended September 30, 2021
Net sales	$48.1	$142.5	$21.2	$35.9	$—	$247.7
Income (loss) from operations	7.5	67.8	1.4	2.8	(14.5)	65.0
Operating margin %	15.6%	47.6%	6.6%	7.8%	nm	26.2%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.2	2.7	—	0.3	0.1	3.3
Share-based compensation expense	—	—	—	—	5.2	5.2
LSC multiemployer pension plans obligation	—	—	—	—	0.2	0.2
Non-income tax, net	(0.2)	(0.1)	(0.1)	(0.1)	—	(0.5)
Gain on sale of long-lived assets, net	—	—	—	(0.7)	—	(0.7)
Total Non-GAAP adjustments	—	2.6	(0.1)	(0.5)	5.5	7.5

Non-GAAP income (loss) from operations	$7.5	$70.4	$1.3	$2.3	$(9.0)	$72.5
Non-GAAP operating margin %	15.6%	49.4%	6.1%	6.4%	nm	29.3%

Depreciation and amortization	4.2	1.5	3.0	1.2	0.1	10.0
Adjusted EBITDA	$11.7	$71.9	$4.3	$3.5	$(8.9)	$82.5
Adjusted EBITDA margin %	24.3%	50.5%	20.3%	9.7%	nm	33.3%

Capital expenditures	$4.1	$0.8	$4.2	$1.0	$0.4	$10.5

For the Three Months Ended September 30, 2020
Net sales	$34.1	$96.1	$17.0	$62.3	$—	$209.5
Income (loss) from operations	2.1	37.2	(0.8)	(0.9)	(22.4)	15.2
Operating margin %	6.2%	38.7%	(4.7%)	(1.4%)	nm	7.3%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.2	2.5	2.2	0.2	1.9	7.0
Share-based compensation expense	—	—	—	—	4.4	4.4
LSC multiemployer pension plans obligation	—	—	—	—	5.8	5.8
Non-income tax, net	2.7	—	—	—	—	2.7
COVID-19 related recoveries, net	—	(0.8)	—	(0.2)	—	(1.0)
eBrevia contingent consideration	—	—	—	—	(0.4)	(0.4)
Accelerated rent expense	0.4	0.6	0.1	0.1	0.1	1.3
Total Non-GAAP adjustments	3.3	2.3	2.3	0.1	11.8	19.8

Non-GAAP income (loss) from operations	$5.4	$39.5	$1.5	$(0.8)	$(10.6)	$35.0
Non-GAAP operating margin %	15.8%	41.1%	8.8%	(1.3%)	nm	16.7%

Depreciation and amortization	3.2	3.6	2.9	2.8	0.1	12.6
Adjusted EBITDA	$8.6	$43.1	$4.4	$2.0	$(10.5)	$47.6
Adjusted EBITDA margin %	25.2%	44.8%	25.9%	3.2%	nm	22.7%

Capital expenditures	$4.4	$1.3	$2.1	$0.8	$0.2	$8.8

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Nine Months Ended September 30, 2021 and 2020

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Nine Months Ended September 30, 2021
Net sales	$130.4	$434.1	$65.8	$130.2	$—	$760.5
Income (loss) from operations	23.3	191.5	6.9	11.2	(55.0)	177.9
Operating margin %	17.9%	44.1%	10.5%	8.6%	nm	23.4%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.3	3.3	0.1	2.9	0.3	6.9
Share-based compensation expense	—	—	—	—	14.2	14.2
LSC multiemployer pension plans obligation	—	—	—	—	7.7	7.7
Non-income tax, net	(0.9)	(0.2)	(0.2)	(0.1)	—	(1.4)
Gain on sale of long-lived assets, net	—	—	—	(0.7)	—	(0.7)
COVID-19 related recoveries, net	—	(0.3)	—	(0.7)	—	(1.0)
Total Non-GAAP adjustments	(0.6)	2.8	(0.1)	1.4	22.2	25.7

Non-GAAP income (loss) from operations	$22.7	$194.3	$6.8	$12.6	$(32.8)	$203.6
Non-GAAP operating margin %	17.4%	44.8%	10.3%	9.7%	nm	26.8%

Depreciation and amortization	12.0	4.5	9.8	3.4	0.2	29.9
Adjusted EBITDA	$34.7	$198.8	$16.6	$16.0	$(32.6)	$233.5
Adjusted EBITDA margin %	26.6%	45.8%	25.2%	12.3%	nm	30.7%

Capital expenditures	$12.3	$2.1	$8.7	$2.3	$2.8	$28.2

For the Nine Months Ended September 30, 2020
Net sales	$97.1	$316.0	$48.9	$222.2	$—	$684.2
Income (loss) from operations	4.9	87.9	(0.3)	3.2	(64.7)	31.0
Operating margin %	5.0%	27.8%	(0.6%)	1.4%	nm	4.5%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	1.0	19.9	2.6	5.4	6.3	35.2
Share-based compensation expense	—	—	—	—	9.8	9.8
LSC multiemployer pension plans obligation	—	—	—	—	18.1	18.1
Non-income tax, net	2.7	—	—	—	—	2.7
COVID-19 related (recoveries) expenses, net	—	(1.6)	—	2.4	0.1	0.9
eBrevia contingent consideration	—	—	—	—	(0.8)	(0.8)
Accelerated rent expense	0.5	0.8	0.1	0.4	0.1	1.9
Total Non-GAAP adjustments	4.2	19.1	2.7	8.2	33.6	67.8

Non-GAAP income (loss) from operations	$9.1	$107.0	$2.4	$11.4	$(31.1)	$98.8
Non-GAAP operating margin %	9.4%	33.9%	4.9%	5.1%	nm	14.4%

Depreciation and amortization	9.9	11.6	9.0	7.8	1.4	39.7
Adjusted EBITDA	$19.0	$118.6	$11.4	$19.2	$(29.7)	$138.5
Adjusted EBITDA margin %	19.6%	37.5%	23.3%	8.6%	nm	20.2%

Capital expenditures	$11.4	$2.9	$7.6	$1.8	$0.8	$24.5

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Nine Months Ended September 30,
	2021	2020
Operating Activities
Net earnings	$120.3	$9.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	29.9	39.7
Provision for expected losses on accounts receivable	2.2	4.0
Impairment charges	2.8	17.6
Share-based compensation	14.2	9.8
Gain on debt extinguishment	—	(2.3)
Deferred income taxes	6.6	(9.8)
Net pension plan income	(3.2)	(1.5)
Amortization of right-of-use assets	12.9	18.4
Other	0.3	—
Changes in operating assets and liabilities:
Accounts receivable, net	(73.5)	(59.4)
Inventories	(0.2)	1.1
Prepaid expenses and other current assets	(11.4)	(8.3)
Accounts payable	(7.5)	(10.3)
Income taxes payable and receivable	5.3	2.9
Accrued liabilities and other	21.2	57.6
Operating lease liabilities	(15.7)	(16.2)
Pension and other postretirement benefits plan contributions	(1.0)	(0.7)
Net cash provided by operating activities	103.2	52.5
Investing Activities
Capital expenditures	(28.2)	(24.5)
Purchase of investment	—	(1.2)
Proceeds from sale of investment	—	12.8
Other investing activities	0.9	(0.3)
Net cash used in investing activities	(27.3)	(13.2)
Financing Activities
Revolving facility borrowings	278.0	305.5
Payments on revolving facility borrowings	(278.0)	(244.0)
Payments on long-term debt	—	(63.8)
Debt issuance costs	(2.8)	—
Treasury share repurchases	(26.5)	(10.3)
Proceeds from exercise of stock options	2.2	—
Other financing activities	(0.4)	(1.9)
Net cash used in financing activities	(27.5)	(14.5)
Effect of exchange rate on cash and cash equivalents	0.9	(1.1)
Net increase in cash and cash equivalents	49.3	23.7
Cash and cash equivalents at beginning of year	73.6	17.2
Cash and cash equivalents at end of period	$122.9	$40.9
Supplemental cash flow information
Income taxes paid (net of refunds)	$32.0	$12.4
Interest paid	$11.0	$14.6
Non-cash investing activities:
Other investing activities	$—	$0.7
Conversion of note receivable to equity of investee	$—	$(1.0)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

Additional Information:
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$110.9	$76.4	$103.2	$52.5
Less: capital expenditures	10.5	8.8	28.2	24.5
Free Cash Flow	$100.4	$67.6	$75.0	$28.0

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended September 30, 2021	$48.1	$142.5	$21.2	$35.9	$247.7

For the Three Months Ended September 30, 2020	34.1	96.1	17.0	62.3	209.5

Net sales change	41.1%	48.3%	24.7%	(42.4%)	18.2%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	0.6%	0.4%	—	0.3%	0.4%

Net organic sales change	40.5%	47.9%	24.7%	(42.7%)	17.8%

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Nine Months Ended September 30, 2021	$130.4	$434.1	$65.8	$130.2	$760.5

For the Nine Months Ended September 30, 2020	97.1	316.0	48.9	222.2	684.2

Net sales change	34.3%	37.4%	34.6%	(41.4%)	11.2%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	0.9%	1.0%	1.6%	0.1%	0.8%

Net organic sales change	33.4%	36.4%	33.0%	(41.5%)	10.4%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP Net Earnings (Loss) to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Net earnings (loss)	$84.5	$42.2	$42.9	$35.2	$(35.8)
Adjustments
Restructuring, impairment and other charges, net	50.9	3.3	2.8	0.8	44.0
Share-based compensation expense	18.0	5.2	5.9	3.1	3.8
LSC multiemployer pension plans obligation	8.6	0.2	0.2	7.3	0.9
Non-income tax, net	1.1	(0.5)	(1.0)	0.1	2.5
COVID-19 related recoveries, net	(1.4)	—	(0.1)	(0.9)	(0.4)
Gain on sale of long-lived assets, net	(0.7)	(0.7)	—	—	—
Gain on equity investments, net	(0.4)	(0.6)	—	0.2	—
Accelerated rent expense	0.3	—	—	—	0.3
Depreciation and amortization	41.1	10.0	10.1	9.8	11.2
Interest expense, net	23.1	5.9	5.9	5.3	6.0
Pension income and other income, net	(4.0)	(1.1)	(1.5)	(1.0)	(0.4)
Income tax expense	47.3	18.6	14.7	11.2	2.8
Total Non-GAAP adjustments	183.9	40.3	37.0	35.9	70.7
Adjusted EBITDA	$268.4	$82.5	$79.9	$71.1	$34.9

Tech-enabled services	$502.0	$142.1	$134.0	$118.5	$107.4
Software solutions	250.4	69.3	66.6	60.3	54.2
Print and distribution	218.4	36.3	66.9	66.5	48.7
Total net sales	$970.8	$247.7	$267.5	$245.3	$210.3

Adjusted EBITDA margin %	27.6%	33.3%	29.9%	29.0%	16.6%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP Net Earnings (Loss) to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Net earnings (loss)	$16.9	$7.1	$(1.3)	$4.1	$7.0
Adjustments
Gain on equity investment	(13.6)	—	—	—	(13.6)
Restructuring, impairment and other charges, net	40.1	7.0	25.1	3.1	4.9
Share-based compensation expense	11.0	4.4	3.1	2.3	1.2
LSC multiemployer pension plans obligation	18.1	5.8	12.3	—	—
Non-income tax, net	2.7	2.7	—	—	—
COVID-19 related expense (recoveries), net	0.9	(1.0)	1.1	0.8	—
Accelerated rent expense	1.9	1.3	0.6	—	—
eBrevia contingent consideration	(0.8)	(0.4)	—	(0.4)	—
Net loss on sale of Language Solutions business	1.2	—	—	—	1.2
Pension settlement charges	3.9	—	—	—	3.9
Spin-off related transaction expenses	(0.4)	—	—	—	(0.4)
Depreciation and amortization	52.5	12.6	14.7	12.4	12.8
Interest expense, net	28.3	5.9	6.3	4.6	11.5
Pension income and other income, net	(1.7)	(0.4)	(0.5)	(0.4)	(0.4)
Income tax expense (benefit)	3.6	2.6	(0.6)	3.6	(2.0)
Total Non-GAAP adjustments	147.7	40.5	62.1	26.0	19.1
Adjusted EBITDA	$164.6	$47.6	$60.8	$30.1	$26.1

Tech-enabled services	$386.0	$104.5	$115.4	$81.9	$84.2
Software solutions	196.2	51.1	47.6	47.3	50.2
Print and distribution	292.3	53.9	91.0	91.5	55.9
Total net sales	$874.5	$209.5	$254.0	$220.7	$190.3

Adjusted EBITDA margin %	18.8%	22.7%	23.9%	13.6%	13.7%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	September 30, 2021		December 31, 2020		September 30, 2020
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		—		—
Amount available under the Revolving Facility	300.0		300.0		300.0

Usage
Borrowings under the Revolving Facility	—		—		61.5
Impact on availability related to outstanding letters of credit	2.3		—		—
Amount used under the Revolving Facility	2.3		—		61.5

Availability under the Revolving Facility	297.7		300.0		238.5

Cash	122.9		73.6		40.9

Net Available Liquidity	$420.6		$373.6		$279.4

Total debt	231.0		230.5		291.9

Adjusted EBITDA for the twelve months ended September 30, 2021 and 2020, and the year ended December 31, 2020	$268.4		$173.4		$164.6

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.9	x	1.3	x	1.8	x

Non-GAAP Net Debt (defined as total debt less cash)	108.1		156.9		251.0

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.4	x	0.9	x	1.5	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. There were no outstanding borrowings under the Revolving Facility and $2.3 million of outstanding letters of credit that reduced the availability under the Revolving Facility as of September 30, 2021. Based on the Company’s results of operations for the twelve months ended September 30, 2021 and existing debt, the Company would have had the ability to utilize the remaining $297.7 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.